Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS THIRD QUARTER 2012 RESULTS

November 9, 2012 – Eagan, Minnesota — Norcraft Companies, L.P. (Norcraft) today reports financial results for the third quarter ended September 30, 2012.

FINANCIAL RESULTS

Third Quarter of Fiscal 2012 Compared with Third Quarter of Fiscal 2011

Net sales increased $6.2 million, or 9.1%, from $67.7 million for the third quarter of 2011 to $73.9 million for the same quarter of 2012. Income from operations decreased $1.9 million, or 29.4%, from $6.6 million for the third quarter of 2011 to $4.7 million for the same quarter of 2012. Net loss increased $1.9 million from $0.7 million for the third quarter of 2011 to $2.6 million for the same quarter of 2012.

EBITDA (a non-GAAP measure defined in the attached table) was $8.0 million for the third quarter of 2012 compared to $9.9 million for the same quarter of 2011.

“While we are disappointed with our results, our sales and the cabinet industry did experience some growth recently. Our industry continues to be highly competitive, with significant discounting and sales promotions. However, we are optimistic about these early signs of recovery in the new home construction and home improvement markets and our ability to leverage the growth into improved profitability. As such, we continue to introduce new products and cost reduction initiatives,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 13, 2012 at 9:00 a.m. Eastern Time. To participate, dial 877-352-9693 and use the conference ID 64409120. A telephonic replay will be available by calling 855-859-2056.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. and parts of Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheets

(dollar amounts in thousands)

	September 30, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$28,747	$24,185
Trade accounts receivable, net	23,825	20,092
Inventories	20,345	17,503
Prepaid and other current assets	1,474	1,835

Total current assets	74,391	63,615

Non-current assets:
Property, plant and equipment, net	26,502	27,434
Goodwill	88,490	88,479
Intangible assets, net	72,045	77,732
Display cabinets, net	6,188	5,842
Other assets	301	568

Total non-current assets	193,526	200,055

Total assets	$267,917	$263,670

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,025	$6,566
Accrued expenses	20,592	13,775

Total current liabilities	29,617	20,341

Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	137	166
Other liabilities	118	108

Total non-current liabilities	240,255	240,274

Total liabilities	269,872	260,615

Commitments and contingencies	—	—

Member’s equity (deficit):
Member’s equity (deficit)	(3,804)	1,646
Accumulated other comprehensive income	1,849	1,409

Total member’s equity (deficit)	(1,955)	3,055

Total liabilities and member’s equity (deficit)	$267,917	$263,670

Norcraft Companies, L.P.

Consolidated Statements of Comprehensive Loss

(dollar amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$73,863	$67,718	$217,550	$206,943
Cost of sales	55,360	48,815	160,679	150,223

Gross profit	18,503	18,903	56,871	56,720
Selling, general and administrative expenses	13,849	12,313	40,729	38,143

Income from operations	4,654	6,590	16,142	18,577

Interest expense, net	6,461	6,451	19,372	17,106
Amortization of deferred financing costs	780	795	2,340	1,666
Other expense, net	10	51	61	103

Total other expense	7,251	7,297	21,773	18,875

Net loss	(2,597)	(707)	(5,631)	(298)
Other comprehensive income (loss):
Foreign currency translation adjustment	500	(566)	440	(382)

Total other comprehensive income (loss)	500	(566)	440	(382)

Comprehensive loss	$(2,097)	$(1,273)	$(5,191)	$(680)

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(5,631)	$(298)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	3,562	3,774
Amortization:
Customer relationships	3,350	3,350
Deferred financing costs	2,340	1,666
Display cabinets	3,053	2,888
Discount amortization/accreted interest	(29)	190
Provision for uncollectible accounts receivable	186	69
Provision for obsolete and excess inventories	(47)	32
Provision for warranty claims	2,419	2,284
Stock compensation expense	141	136
Gain on disposal of assets	(3)	—
Change in operating assets and liabilities:
Trade accounts receivable	(3,766)	(6,113)
Inventories	(2,722)	(1,444)
Prepaid expenses	363	369
Other assets	268	162
Accounts payable and accrued expenses	6,796	3,471

Net cash provided by operating activities	10,280	10,536

Cash flows from investing activities:
Proceeds from sale of property and equipment	5	6
Purchase of property, plant and equipment	(2,387)	(1,720)
Additions to display cabinets	(3,399)	(3,707)

Net cash used in investing activities	(5,781)	(5,421)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	—	62,400
Payment of financing costs	(3)	(8,159)
Proceeds from issuance of member interests	50	89
Distributions to member	(10)	(58,015)

Net cash provided by (used in) financing activities	37	(3,685)

Effect of exchange rates on cash and cash equivalents	26	(112)

Net increase in cash and cash equivalents	4,562	1,318
Cash and cash equivalents, beginning of the period	24,185	28,657

Cash and cash equivalents, end of period	$28,747	$29,975

Norcraft Companies, L.P.

Reconciliation of Net Loss to EBITDA

(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011	2012
Net loss	$(2,597)	$(707)	$(5,631)	$(298)	$(9,064)
Interest expense, net	6,461	6,451	19,372	17,106	25,815
Depreciation	1,195	1,217	3,562	3,774	4,723
Amortization of deferred financing costs	780	795	2,340	1,666	3,128
Amortization of customer relationships	1,117	1,116	3,350	3,350	4,467
Display cabinet amortization	994	926	3,053	2,888	4,170
State taxes	5	56	53	104	36

Non-GAAP EBITDA	$7,955	$9,854	$26,099	$28,590	$33,275

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.